                                                                     Exhibit 4.1

                                FIRST AMENDMENT
                                ---------------
                                       TO
                                       --
                              FINANCING AGREEMENT
                              -------------------




        This First Amendment to Financing Agreement (the "Amendment") is made as of the 22nd day of May, 1997, by and between Specialty Chemical Resources, Inc., a Delaware corporation ("Borrower") and Star Bank, National Association, a national banking association ("Bank").

                                  WITNESSETH:
                                  ----------

        WHEREAS, Borrower and Bank have entered into that certain Financing Agreement, dated as of September 18, 1996 (the "Financing Agreement"), pursuant to which Bank has made certain financial accommodations available to Borrower;

        WHEREAS, Borrower and Bank desire to amend the Financing Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower do hereby agree as follows.


SECTION 1. DEFINED TERMS.

        Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Financing Agreement.

SECTION 2. AMENDMENTS TO SECTION 1 OF THE FINANCING AGREEMENT,
           CAPITALIZED TERMS.

        SECTION 1.1, DEFINED TERMS, of the Financing Agreement shall be amended by adding the new defined terms, or by modifying existing defined terms, as applicable, as follows:


                2.1 "ACQUISITION SPECIAL ADVANCE" shall have the meaning ascribed thereto in Section 2.1 hereof


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                2.2 "ACQUISITION SPECIAL ADVANCE FACILITY" shall have the
        meaning ascribed thereto in SECTION 2.1 hereof.

                2.3 The definition of "AVAILABILITY DEFICIENCY" shall be deleted in its entirety and the following substituted in lieu thereof:

                        "AVAILABILITY DEFICIENCY" shall mean the occurrence, as at any date, of a condition in which (i) the sum of (a) the then aggregate outstanding principal amount of the Revolving Loans PLUS (b) the then aggregate outstanding principal amount of Term Loan A PLUS (c) the then aggregate outstanding principal amount of Term Loan B PLUS (d) the then aggregate outstanding principal amount of the Acquisition Special Advance PLUS (e) the Reserve Amount then in effect, exceeds the lesser of (ii) fifteen Million Dollars ($15,000,000) or (iii) the Borrowing Base.

                2.4 "ASSIGNMENT OF SELLER'S REPRESENTATIONS AND WARRANTIES" shall mean the assignment by Borrower of all of its rights and remedies with respect to the representations, warranties, covenants and indemnities made by Seller under the Hysan Purchase Agreement, in substantially the form of EXHIBIT AB attached hereto and incorporated by reference herein.

                2.5 "COLLATERAL ASSIGNMENT OF ESCROW AGREEMENT" shall mean the assignment by Borrower of its rights and remedies under the Hysan Escrow Agreement, in substantially the form of EXHIBIT AC attached hereto and incorporated herein by reference.

                2.6 The definition of "DEFICIENCY" shall be modified by deleting the words "Term Loan Deficiency" therefrom and by substituting "Term Loan A Deficiency" in place thereof.

                2.7 "EFFECTIVE DATE" shall mean the date on which Borrower has executed and delivered this Amendment to Bank and Bank has accepted and executed the same and Bank, in its sole discretion, agrees that all conditions precedent to closing set forth in SECTION 11 hereto have been fully performed, satisfied or discharged.

                2.8 "HYSAN" shall mean Hysan Corporation, an Illinois corporation, and a Seller under the Hysan Asset Purchase Agreement.

                2.9 "HYSAN ESCROW AGENT" shall mean Bank One Trust Company, N.A., a national banking association.

                2.10 "HYSAN ESCROW AGREEMENT" shall mean the escrow agreement by and between Borrower on the one part and Hysan on the other part, a copy of which is attached hereto as EXHIBIT AD.


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


                2.11 "HYSAN PURCHASE AGREEMENT" shall mean that certain asset purchase agreement, entered into as of even date herewith, by and between Borrower, as purchaser, and Hysan, as Seller, and all exhibits, schedules, agreements and documents delivered and/or executed and delivered by the parties thereto in connection therewith (collectively, with the Hysan Purchase Agreement, the "HYSAN TRANSACTION DOCUMENTS"), a true and correct copy of which is attached hereto as EXHIBIT AE.

                2.12 "OPINION OF BORROWER'S COUNSEL" shall mean the opinion of Benesch, Friedlander Coplan & Aronoff, LLP, as counsel to Borrower, a copy of which is attached hereto as EXHIBIT AF and incorporated herein by reference.

                2.13 "OPINION OF SELLER'S COUNSEL" shall mean the opinion of Rudnick & Wolfe, as counsel to Sellers, a copy of which is attached hereto as EXHIBIT AG and incorporated herein by reference.

                2.14 Intentionally Omitted.

                2.15 The definition of "REVOLVING LOAN AVAILABILITY" shall be deleted in its entirety and the following is substituted in place thereof:

                        "REVOLVING LOAN AVAILABILITY" shall mean, as at any
                date, an amount equal to the difference of:

                        (i) THE LESSER OF (a) the difference of Fifteen Million Dollars ($15,000,000) LESS (W) the then aggregate outstanding principal amount of Term Loan A LESS (X) the then aggregate outstanding principal amount of Term Loan B LESS (Y) the then aggregate outstanding principal amount of the Acquisition Special Advance LESS (Z) the Reserve Amount then in effect, OR (b) an amount equal to the then Borrowing Base;

                        LESS

                        (ii) the then aggregate outstanding principal amount of all Revolving Loans.

                2.16 "SELLER" means Hysan under the Hysan Asset Purchase Agreement.

                2.17 The definition of "TERM LOAN" is hereby deleted in its entirety.

                2.18 "TERM LOAN A" shall have the meaning ascribed thereto in
        SECTION 2.1 hereof.

                2.19 The definition of "TERM LOAN AVAILABILITY" is hereby deleted in its entirety and the following is substituted in place thereof:


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



                        "TERM LOAN A AVAILABILITY" shall mean, as at any date,
                an amount equal to the lesser of (i) Two Million Six Hundred Eighty Thousand Dollars ($2,680,000) or (ii) seventy-five percent (75%) of the orderly liquidation value of the eligible machinery and equipment of Borrower as determined by Bank in its good faith discretion on the Effective Date.

                2.20 "TERM LOAN B" shall have the meaning ascribed thereto in
        SECTION 2.1 hereof.

                2.21 The definition of "TERM LOAN DEFICIENCY" is hereby deleted in its entirety and the following is substituted in lieu thereof:

                        "TERM LOAN A DEFICIENCY" shall mean any failure of the
                Term Loan A Availability to be greater than or equal to zero (0) dollars.

                2.22 The definition of "TERM LOAN FACILITY" is hereby deleted in its entirety.

                2.23 "WEDGE" shall mean Wedge Energy Group, Inc., a Delaware corporation, and the sole owner of all duly authorized and outstanding shares of stock of Hysan.



SECTION 3. AMENDMENTS TO SECTION 2. LOANS AND OTHER FINANCIAL
           ACCOMMODATIONS.

        The following SECTION 2, LOANS AND OTHER FINANCIAL ACCOMMODATIONS, of the Financing Agreement shall be amended as set forth herein:

                3.1 Section 2.1, TOTAL FACILITY, shall be deleted in its entirety and new Section 2.1 shall be substituted in lieu thereof:

                        2.1 TOTAL FACILITY. Bank, in its good faith discretion,
                will make up to a Fifteen Million Dollar ($15,000,000) total credit facility (the "Total Facility") available to Borrower, subject to the terms and conditions of this Agreement and comprised of the following loans or other financial accommodations advanced, made or made available under the following facilities (collectively, the "Loans"): (i) Revolving Loans (as hereinafter defined) to be advanced under the Revolving Loan facility (the "Revolving Loan Facility"), (ii) a term loan ("Term Loan A") to be advanced under the Term Loan A facility (the "Term Loan A Facility"), (iii) a term loan ("Term Loan B") to be advanced under the Term Loan B facility (the "Term Loan B Facility"), and (iv) a special advance (the "Acquisition Special Advance") to be advanced under a separate special advance facility (the "Acquisition Special Advance Facility"), all as more particularly described below.

                3.2 Section 2.2, REVOLVING LOAN FACILITY, shall be deleted in its entirety and new Section 2.2 shall be substituted in lieu thereof:


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



                        2.2 REVOLVING LOAN FACILITY. Until the termination of
                this Agreement pursuant to SECTION 11 hereof, revolving loans under the Revolving Loan Facility will be lent and relent from time to time (such loans being referred to collectively as the "Revolving Loans" and each of such loans being referred to individually as a "Revolving Loan"), in Bank's good faith discretion, in amounts equal to the sum of (i) up to eighty-five percent (85%) of the net amount of the Borrower's Eligible Receivables, PLUS (ii) THE LESSER OF (a) up to forty-five percent (45%) of the value of the Borrower's Eligible Raw Materials Inventory and (b) Two Million Seven Hundred Thousand Dollars ($2,700,000), PLUS (iii) THE LESSER OF (a) up to sixty-five percent (65%) of Borrower's Eligible Finished Goods Inventory and (b) Three Million Four Hundred Thousand Dollars ($3,400,000), MINUS (iv) the Reserve Amount then in effect (such aggregate sum as in effect from time to time being the "Borrowing Base"). Notwithstanding the foregoing sentence, in no event shall Bank be obligated to make Revolving Loans if, either immediately before or after giving effect to any such Revolving Loan, (y) a Deficiency has occurred or shall occur, or (z) an Event of Default has occurred or shall occur. Further, in no event shall the aggregate amount of (i) Eligible Puerto Rican Receivables included in the Borrowing Base at any time exceed Three Hundred Thousand Dollars ($300,000) and (ii) the value of Eligible Raw Materials Inventory consisting of cartons included in the Borrowing Base at any time exceed Two Hundred Twenty-Five Thousand Dollars ($225,000). The Eligible Inventory will be valued at the lower of cost or market value, determined on a "first in first out" basis, consistently applied.

                3.3 Section 2.3, TERM LOAN FACILITY, shall be deleted in its entirety and new Section 2.3 shall be substituted in lieu thereof:

                        2.3 TERM LOAN A FACILITY. The Term Loan A under the Term
                Loan A Facility will be made, in Bank's good faith discretion, to Borrower with respect to its eligible machinery and equipment in an amount of up to the lesser of (i) Two Million Six Hundred Eighty Thousand Dollars ($2,680,000) and (ii) an amount equal to seventy-five percent (75%) of the orderly liquidation value of Borrower's owned machinery and equipment on the Effective Date. The principal of Term Loan A shall be payable in forty-seven
                (47) consecutive equal monthly installments of Fifty-Five Thousand Eight Hundred Thirty-Three Dollars ($55,833) each, commencing on June 1, 1998, and thereafter on the first day of each calendar month, with the last payment of principal being in the amount of Fifty-Five Thousand Eight Hundred Forty-Nine ($55,849); PROVIDED, HOWEVER, that notwithstanding the foregoing amortization schedule for Term Loan A, upon the effective date of any termination of this Agreement pursuant to SECTION 11 and/or SECTION 13 hereof, all amounts then outstanding under Term Loan A shall become immediately due and payable without notice or demand. No repayment or prepayment of Term Loan A shall be reason for any relending or additional lending of Term Loan A proceeds to Borrower. At Bank's option, the principal of Term


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



        Loan A shall be payable in accordance with the payment terms set forth above in this SECTION 2.3 by charging or increasing the Revolving Loan balance of Borrower.

        3.4 Section 2.5, previously intentionally omitted, shall be revised to provide as follow:

                2.5 TERM LOAN B FACILITY. The Term Loan B under the Term Loan B Facility will be made to Borrower in the amount of One Million Dollars ($1,000,000) on the Effective Date. The principal of Term Loan B shall be payable in seventeen (17) consecutive equal monthly installments of Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($55,555) each, commencing on the first day of July, 1997, and thereafter on the first day of each calendar month, with the last payment of principal being in the amount of Fifty-Five Thousand Five Hundred Sixty-Five Dollars ($55,565); PROVIDED, HOWEVER, that notwithstanding the foregoing amortization schedule for Term Loan B, upon the effective date of any termination of this Agreement pursuant to SECTION 11 and/or SECTION 13 hereof, all amounts outstanding under Term Loan B shall become immediately due and payable without notice or demand. No repayment or prepayment of Term Loan B shall be any reason for any relending or additional lending of Term Loan B proceeds to Borrower. At Bank's option, the principal of Term Loan B shall be payable in accordance with the payment terms set forth in this SECTION 2.5 by charging or increasing the Revolving Loan balance of Borrower. The Term Loan B may be prepaid at any time by Borrower to Bank without penalty.

        3.5 Section 2.6, previously intentionally omitted, shall be revised to provide as follows:

                2.6 ACQUISITION SPECIAL ADVANCE FACILITY. The Acquisition Special Advance under the Acquisition Special Advance Facility will be made to Borrower to support Borrower's short term working capital needs in connection with its acquisition under the Hysan Purchase Agreement in an amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) on the Effective Date. The principal of the Acquisition Special Advance shall be payable in four (4) equal consecutive monthly installments of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) each, commencing on the 1st day of July, 1997 and thereafter on the 1st calendar day of each month; PROVIDED, HOWEVER, that notwithstanding the foregoing amortization schedule for the Acquisition Special Advance, upon the effective date of any termination pursuant to SECTION 11 and/or SECTION 13 hereof, all amounts then outstanding under the Acquisition Special Advance shall become immediately due and payable without notice or demand. No repayment or prepayment of the Acquisition Special Advance shall be reason for any relending or additional lending of Acquisition Special Advance proceeds to Borrower. The Acquisition Special Advance may be prepaid at any time by Borrower to Bank without penalty. At Bank's option, the principal of the Acquisition Special

        Advance shall be payable in accordance with the payment terms set forth above in this SECTION 2.6 by charging or increasing the Revolving Loan balance of Borrower.

        3.6 Section 2.11 shall be added to the Financing Agreement as follows:

                2.11 EXCESS CASH FLOW RECAPTURE. Each six (6) month period during the term of this Agreement in which Term Loan B shall remain outstanding, Borrower shall make a payment to Bank ("Semi-Annual Cash Flow Payment") in an amount equal to a percent of Borrower's Excess Cash Flow (as defined in ADDENDUM TO EXHIBIT L attached hereto and incorporated herein by reference) for the applicable fiscal period ("Semi-Annual Cash Flow Payment Amount"). The Semi-Annual Cash Flow Payment Amount with respect to the periods of (x) from and including July 1, 1997 through and including December 31, 1997 and (y) from and including January 1, 1998 through and including June 30, 1998, of Borrower shall be an amount equal to fifty percent (50%) of Borrower's Excess Cash Flow for such period of Borrower. Borrower's Excess Cash Flow for the applicable period referred to above shall be calculated on the first (1st) Business Day after the earlier to occur of (i) the date on which Borrower shall have actually delivered the financial information required to be delivered under SECTION 8.5 hereof, and (ii) the date on which such financial information is required to be delivered by Borrower in accordance with the terms of SECTION 8.5 hereof (any such date on which such calculation shall be made being referred to herein as the "Cash Flow Calculation Date"). Each payment in respect of an Semi-Annual Cash Flow Payment Amount shall be applied to the Monthly Term Loan B Payments in inverse order of maturity until Term Loan B shall have been paid in full. Borrower shall continue to make Annual Cash Flow Payments in accordance with this SECTION 2.11 until Term Loan B shall have been paid in full. Each payment in respect of an Annual Cash Flow Payment Amount shall be payable by charging or increasing the Revolving Loan balance of Borrower.

        4. SECTION 3. INTEREST CHARGES, MINIMUM LOAN CHARGE; FEES, to the Financing Agreement shall be amended as follows.

                4.1 Section 3.1, INTEREST ON LOANS, shall be deleted in its entirety and new Section 3.1 substituted in lieu thereof.:

                        3.1 INTEREST ON LOANS. Borrower shall pay Bank interest
                on the average daily outstanding principal amount of its
                (i)Loans (except the Term Loan B) and all other Obligations at a per annum rate which shall vary from time to time with the rate announced at Bank from time to time as its prime rate (the "Prime Rate") PLUS one and one-half percent (1.50%), such rate to be adjusted on the effective date of any change in the Prime Rate by Bank; and (ii) Term Loan B at a per annum rate which shall vary from time to time as its Prime Rate PLUS four and one-half percent (4.50%), such rate to be adjusted on the effective date of any change in the Prime Rate by Bank. In


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



                (b) there is or has been no material adverse change in the financial condition of Borrower since the date of the Financials delivered on or prior to the Effective Date, and (c) Borrower shall have met each of the financial tests with respect to interest rate reduction set forth in EXHIBIT L attached hereto for the four (4) fiscal quarter period ending on the date of the financial statements for the previous four fiscal quarters of Borrower required to be delivered under SECTION 8, in Bank's sole discretion based upon Bank's review of such financial statements, the interest rate set forth above at subpart (i) shall be reduced to the per annum rate set forth on EXHIBIT L. Such reduction in the interest rate, if applicable, shall become effective on the first day of the calendar month immediately following the calendar month in which Borrower shall have actually delivered the financial statements required to be delivered under SECTION 8 hereof for the applicable fiscal year of Borrower. The Prime Rate is determined solely by Bank pursuant to market factors and its own operating needs and is not necessarily Bank's best or most favorable rate for commercial or other loans. The per annum rate of interest applicable at all times after the occurrence of an Event of Default shall be the applicable rate of interest set forth above PLUS an additional two percent (2%) per annum.

                4.2 New Section 3.11, AMENDMENT FEE, shall be added as follows:

                        3.11 AMENDMENT FEE. Borrower shall pay Bank an amendment
                fee of Twenty Five Thousand Dollars ($25,000) on the Effective Date.

        5. SECTION 5. SECURITY, to the Financing Agreement shall be amended by adding the following new Section 5.9:

                5.9 HYSAN ASSET COLLATERAL. The Obligations shall be secured by an assignment of Borrower's right, title and interest in and to the obligations of Seller under and pursuant to the (a) Hysan Escrow Agreement (the "Collateral Assignment of Escrow Agreement"), and (ii) the Hysan Purchase Agreement, including, but not limited to, the representations, warranties, covenants and indemnities of Seller set forth therein. The Obligations shall be further secured by a security interest in all of the Acquired Assets, as the same is defined in the Hysan Purchase Agreement and all proceeds thereof.

        6. SECTION 6.1. New Section 6.1, DELIVERIES PRIOR TO DISBURSEMENT; FURTHER ASSURANCES, shall be added to the Financing Agreement as follows:

                6.1 DELIVERIES PRIOR TO DISBURSEMENT FURTHER ASSURANCES - HYSAN ACQUISITION. Prior to the initial disbursement of proceeds of the Loans, Borrower shall have delivered to Bank all of the documents, instruments and other information and shall have satisfied all other conditions described in the Addendum


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


        TO EXHIBIT J attached hereto and incorporated herein by reference. Borrower agrees to execute and deliver or cause to be executed and delivered any and all further documents and instruments and to take any and all further actions as may be determined by Bank to be reasonably necessary or appropriate to the transactions contemplated herein.

        7. SECTION 9.7, TITLE TO PROPERTY; NO LIENS and SECTION 12. TITLE TO PROPERTY; NO LIENS, to the Financing Agreement shall be amended by amending
SCHEDULE 3 referenced therein by adding the "ADDENDUM TO SCHEDULE 3" attached hereto TITLE TO PROPERTY; NO LIENS - HYSAN ACQUISITION" and incorporated by reference herein.

        8. MODIFICATION OF EXHIBITS AND SCHEDULES. The following Exhibits and Schedules to the Financing Agreement shall be added or amended, as applicable, as set forth in this Section 8 to the Amendment:

                8.1 ADDENDUM TO EXHIBIT B, CONTINGENT PATENT, TRADEMARK AND LICENSE ASSIGNMENT. Exhibit B shall be amended by adding thereto ADDENDUM TO EXHIBIT B, HYSAN ACQUISITION PATENTS, TRADEMARKS AND LICENSE ASSIGNMENTS, attached hereto and incorporated by reference herein.

                8.2 ADDENDUM TO EXHIBIT J. EXHIBIT J shall be amended by adding thereto ADDENDUM TO EXHIBIT J, DELIVERIES PRIOR TO DISBURSEMENT - HYSAN ACQUISITION, attached hereto and incorporated by reference herein.

                8.3 ADDENDUM TO EXHIBIT L. EXHIBIT L shall be amended by adding to said EXHIBIT L ADDENDUM TO EXHIBIT L, FINANCIAL COVENANTS, attached hereto and incorporated by reference herein.

                8.4 ADDENDUM TO EXHIBIT M. EXHIBIT M shall be amended by adding thereto ADDENDUM TO EXHIBIT M, CERTIFICATE OF CHIEF FINANCIAL OFFICER - HYSAN ACQUISITION, attached hereto and incorporated by reference herein.

                8.5 ADDENDUM TO EXHIBIT S. EXHIBIT S shall be amended by adding thereto ADDENDUM TO EXHIBIT S, CERTIFICATE OF CHIEF FINANCIAL OFFICER - HYSAN ACQUISITION, attached hereto and incorporated by reference herein.

                8.6 ADDENDUM TO EXHIBIT T. EXHIBIT T shall be amended by adding thereto ADDENDUM TO EXHIBIT T, DISBURSEMENT DIRECTION LETTER- HYSAN ACQUISITION, attached hereto and incorporated by reference herein.

                8.7 ADDENDUM TO EXHIBIT U. EXHIBIT U, EVIDENCE OF INSURANCE, shall be amended by adding the ADDENDUM TO EXHIBIT U, attached hereto and incorporated by reference herein.



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



                8.8 ADDENDUM TO SCHEDULE l. Schedule 1 shall be amended by adding thereto ADDENDUM TO SCHEDULE 1, LICENSES, PATENTS, TRADEMARKS, ETC.-HYSAN ACQUISITION, attached hereto and incorporated by reference herein.

        9. SECTION 11, EFFECTIVE DATE, TERMINATION, to the Financing Agreement shall be amended:

                9.1 SECTION 11.1. EFFECTIVE DATE AND TERMINATION DATE, shall be amended by deleting the date "December 31, 1998" in the last line of said Section and substituting in lieu thereof "December 31, 2000."

                9.2 SECTION 11.3, TERMINATION PRIOR TO DECEMBER 31, 1998, shall be deleted in its entirety and by substituting the following in lieu thereof:

                        11.3 TERMINATION PRIOR TO DECEMBER 31, 2000. Prior to
                December 31, 2000, Borrower may terminate this Financing Agreement as of the last day of any month by giving Bank notice of the date on which this Agreement is to terminate ("Voluntary Termination Date"), which date must be the last day of a month, at least ninety (90) days before the Voluntary Termination Date and by paying, on such Voluntary Termination Date (i) as compensation to Bank for loss of bargain with respect to the credit advanced hereunder, and not as a penalty, a termination fee in amounts as set forth below:

                     Voluntary Termination Date            Termination Fee
                     --------------------------            ---------------
                     Between May 22, 1997 and
                     December 31, 1997 (inclusive)             $300,000

                     After December 31, 1997 but
                     prior to December 31, 1998                $150,000

                and (ii) all of the other Obligations (including, but not limited to, the fees described in SECTION 3.4 and SECTION 3.5 hereof). Notwithstanding the foregoing provisions of this
                SECTION 11.3, in the event that Borrower terminates this Financing Agreement (i) and refinances the Loans with credit made available by the conventional Commercial Lending Department of Bank, (ii) in connection with the consummation of a transaction whereby (a) Borrower becomes a private corporation and (b) Bank provides the senior debt financing for such transaction, or (iii) in connection with the consummation of a transaction whereby (a) Borrower acquires another business entity, (b) a financial institution other than Bank provides the financing for such transaction and (c) Bank declined to provide the financing for such transaction after Borrower's request therefor, no termination fee shall be due and owing by Borrower upon such termination. In the event that (x) the shareholders and/or the board of directors of Borrower, as may be required by applicable law, elect to sell all or substantially all of the stock of Borrower or all or substantially all of the assets of Borrower, in either case in a single transaction (a "Sale Transaction"), (y) such Sale Transaction is consummated on or prior to December 31, 1998, and
                (z) Borrower terminates this Agreement in connection with the consummation of such Sale Transaction, then the termination fee due and owing by Borrower upon such termination shall be equal to [One Hundred Fifty Thousand Dollars ($150,000)].

        10. SECTION 12, EVENTS OF DEFAULT, to the Financing Agreement shall be amended by:

                (a) deleting "or" at the end of subsection (o);
                (b) deleting the period at the end of subsection (p) and inserting "; or" in place thereof; and
                (c) adding new subsection (q) thereto as follows:

                        (q) Borrower shall fail to perform any obligation,
                commit any breach of any provision, representation, warranty or covenant, on its part to be performed, or fail to deliver or perform any document or instrument on its part to be delivered or fail to perform any action on its part to be taken after the Effective Date within the time period as set forth in the Financing Agreement as amended thereby.

        11. SECTION 10 REPRESENTATIONS AND WARRANTIES.

        In order to induce Bank to enter into this Amendment and to make the Loans hereunder and in addition to all of the representations, warranties and covenants made by Borrower under the Financing Agreement and Loan Documents, Borrower hereby represents, warrants and covenants that, as of the date hereof; any date upon which a Loan is made hereunder, and until the Obligations are fully paid, performed and satisfied, the representations, warranties and covenants set forth below are and shall remain true. The Borrower hereby represents and warrants to Bank as follows:

                11.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

                11.2 FINANCING AGREEMENT. The Financing Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. Borrower hereby ratifies and confirms the Financing Agreement as amended by this Amendment.


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



                11.3 NONWAIVER. Except as specifically set forth in this Amendment, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Financing Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Financing Agreement or any other documentation executed in connection therewith. Further, except as specifically set forth in this Amendment, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Financing Agreement as amended by this Amendment.

                11.4 THE HYSAN TRANSACTION DOCUMENTS. The Hysan Transaction Documents have been duly and validly executed by an authorized executive officer of Borrower and constitute the legal, valid and binding obligation of Borrower. The execution, delivery and/or performance by Borrower of the Hysan Transaction Documents does not and will not (i) constitute a violation of any applicable law or a breach of any provision contained in Borrower's Certificate of Incorporation or By-Laws or contained in any order of any Court or other governmental agency or in any agreement, instrument or document to which Borrower is a party or by which Borrower or any of Borrower's properties is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's properties (other than in favor of Bank hereunder).

                11.5 REAFFIRMATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby reaffirms and agrees to be bound by all representations, warranties and covenants made or entered into it under the Financing Agreement and under any and all Loan Documents. Borrower hereby represents and warrants to Bank that no Default or Event of Default exists as of the date of this Amendment and none shall be caused to exist as a result of the execution, delivery and performance by Borrower of (i) this Amendment and (ii) the Hysan Transaction Documents.

                11.6 NO LIABILITIES. Borrower hereby represents and warrants to Bank that it is not assuming any liabilities, debts, accounts payable, encumbrances, mortgages, leases (whether of personal property or real property), guaranties, indemnities, claims against, known or unknown, contingent or liquidated, of Hysan or Wedge under or pursuant to the Hysan Transaction Documents, except as set forth on SCHEDULE 11.6 attached hereto and incorporated by reference herein.

                11.7 REFERENCE TO AND EFFECT ON THE FINANCING AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Financing Agreement, as amended hereby, and each reference to the Financing Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement, as amended hereby.

                11.8 BULK TRANSFER LAWS. Borrower hereby represents and warrants to Bank that Borrower has received adequate compensatory indemnification from Hysan of any obligations and liabilities incurred by Borrower as the result of Borrower's and/or Hysan's failure to comply with bulk sales or transfers or similar laws in the state of Illinois.

        12. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

                In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

                12.1 AMENDMENT TO FINANCING AGREEMENT. Bank shall have received an original counterpart of this Amendment to Financing Agreement, and all Schedules and Exhibits thereto, the Assignment of Seller's Representations and Warranties and the Collateral Assignment of Escrow Agreement, executed and delivered by a duly authorized officer of Borrower.

                12.2 CREDIT INVESTIGATION. Bank shall have completed its credit investigation of Borrower to its sole satisfaction.

                12.3 HYSAN ACQUISITION. Bank shall have received copies of the fully executed originals of each of the Hysan Transaction Documents.

                12.4 AMENDMENT FEE. Bank shall have received from Borrower an amendment fee in the amount of Twenty-five Thousand Dollars ($25,000).

                12.5 RESOLUTIONS. Bank shall have received certified resolutions of Borrower authorizing Borrower to execute, deliver and perform each
        (a) this Amendment and (b) the Hysan Transaction Documents.

                12.6 INSURANCE. Bank shall have received true and correct evidence, satisfactory to Bank in its sole discretion, of personal property and liability insurance policies maintained by Borrower including, without limitation, the carriers thereof; and the types of coverage (which coverage shall include environmental liability insurance) and insured amounts covered thereby and naming Bank as loss payee and additional insured.

                12.7 FINANCIALS. Bank shall have received from Borrower detailed projections for the (i) twelve (12) months immediately following the Effective Date on a monthly basis, (ii) the following twelve (12) months on a quarterly basis and (iii) the next following twelve (12) months on an annualized basis, prepared in accordance with the requirements set forth at SECTION 8.6 of the Financing Agreement.

                12.8 VALUATION. Bank shall have completed a review, satisfactory to Bank in its sole discretion, of the orderly liquidation value and appraisals for the Acquired Assets, as said term is defined in the Hysan Purchase Agreement.

                12.9 EXCESS AVAILABILITY. Borrower shall have a minimum excess availability of One Million Dollars ($1,000,000) under the facilities established by the Financing Agreement on the Effective Date and after allowing for all fees, costs and expenses incurred or paid by it under or pursuant to (i) this Amendment and (ii) the Hysan Transaction Documents.

                12.10 SOLVENCY. Borrower is and will be Solvent after receipt and application of the loans in accordance with the terms of the Financing Agreement, as amended by this Amendment.

                12.11 COSTS. Bank shall have received from Borrower reimbursement in full for all of its costs, including, but not limited to service, "out-of-pocket" and legal expenses, which legal expenses shall not exceed $10,000, exclusive of out-of-pocket costs of Bank's counsel.

                12.12 OPINION OF COUNSEL. Bank shall have received from Borrower and its counsel an opinion of counsel, satisfactory to Bank in its sole discretion, as to all legal aspects of the (i) Hysan Acquisition, and
        (ii) Amendment and all matters relevant thereto.

                12.13 NO MATERIAL ADVERSE CHANGE. There shall have occurred no material and adverse change in the Borrower's assets, liabilities or financial condition since the date of the last Financials delivered by Borrower to Bank nor shall there have been any material damage to or loss of any of Borrower's assets or properties since such date.

                12.14 CONSENTS. Borrower shall have received all necessary consents from NCB to (i) this Amendment and (ii) the Hysan Transaction Documents.

                12.15 REMITTANCES. Bank shall have received from Borrower evidence, satisfactory to Bank in its sole discretion, that Borrower has complied with all conditions and requirements of SECTION 7.3 of the Financing Agreement regarding written notification to all Persons who become its customers and account debtors as a result of the execution, delivery and performance by the parties to, and of; the Hysan Purchase Agreement at the Closing (as the term "Closing" is defined in the Hysan Purchase Agreement).

                12.16. PAYMENTS FROM ESCROW ACCOUNT. Borrower shall, and hereby does, agree to direct the Hysan Escrow Agent under the Hysan Escrow Agreement to forward to the Locked Box, pursuant to the provisions of SECTION 7.3 of the Financing Agreement, all payments to be made to Borrower pursuant to Section 1.5(b) of the Hysan Purchase Agreement and pursuant to the Hysan Escrow Agreement.

                12.17 REPURCHASED ACCOUNTS. Borrower shall, and hereby does, agree to notify Hysan that any amounts paid by Hysan to Borrower pursuant to Section 1.5(c) of the Hysan Purchase Agreement shall be forwarded directly by Hysan to the Locked Box in accordance with the terms and conditions of SECTION 7.3 of the Financing Agreement.

                12.18 INTENTIONALLY OMITTED.

                12.19 UNIFORM COMMERCIAL CODE LIEN SEARCHES AND FILINGS; ESTOPPEL. Bank shall have received (i) the results of Uniform Commercial Code ("UCC") 11 lien searches as to each (a) Borrower and (b) Hysan, in Ohio, California and Illinois, as applicable, the results of which must be satisfactory to Bank in its sole discretion; (ii) duly executed
        UCC-1 financing statements granting Bank a first lien on all of the "Acquired Assets" (as said term is defined in the Hysan Purchase Agreement) and (iii) either (a) duly executed and filed UCC-3 termination statements from each holder of a lien, assignment (in which case a release of assignment in recordable form is acceptable) or other encumbrance affecting the "Acquired Assets" (as said term is defined in the Hysan Purchase Agreement) or (b) duly executed estoppel letters from each holder of a lien, assignment or other encumbrance affecting the "Acquired Assets" (as said term is defined in the Hysan Purchase Agreement).

                12.20 DELIVERIES PRIOR TO DISBURSEMENTS - HYSAN ACQUISITION. Bank shall have received from Borrower each item specified, and each condition shall have been satisfied, as set forth on ADDENDUM TO EXHIBIT J, DELIVERIES PRIOR TO DISBURSEMENT.


        13. MISCELLANEOUS.

                13.1 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

                13.2 SEVERABILITY. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Financing Agreement shall not be affected thereby.

                13.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

                13.4 CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Amendment or the Financing Agreement, as amended hereby, at any time after the Loans and/or other Obligations become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower, the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower may also be counsel to Bank or any of Bank's Affiliates, waives any conflict of interest which might otherwise arise, and consents to Bank paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of Collateral, the Premises or any other security for the Loans and the other Obligations.

        IN WITNESS WHEREOF, Borrower has caused this First Amendment to Financing Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS. FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

        Signed in Cleveland, Ohio on May 22, 1997.
                                     ------





Signed and acknowledged                      SPECIALTY CHEMICAL RESOURCES,
in the presence of:                          INC.

/s/ Corey Roth                               By: /s/ David F. Spink
-------------------------------                  ---------------------------
Name: Corey Roth                             Its: CFO
                                                  --------------------------

/s/ Ira C. Kaplan
-------------------------------
Name: Ira C. Kaplan
      -------------------------

STATE OF OHIO      )
                   ) ss:
COUNTY OF CUYAHOGA )

        The foregoing instrument was acknowledged before me this 22nd day of May, 1997, by David F. Spink, Chief Financial Officer of Specialty Chemical Resources, Inc., a Delaware corporation, on behalf of the corporation.



                                                  /s/ illegible
                                             ------------------------
                                                  Notary Public


Accepted at Cleveland, Ohio
as of May 22, 1997.
         ---


STAR BANK, NATIONAL ASSOCIATION


By: /s/ Susan Geiger
    ---------------------------

Its: Vice President
    ---------------------------

                             EXHIBITS AND SCHEDULES
                             ----------------------



EXHIBIT AB - ASSIGNMENT OF SELLER'S REPRESENTATIONS AND WARRANTIES
----------

EXHIBIT AC - COLLATERAL ASSIGNMENT OF ESCROW AGREEMENT
----------

EXHIBIT AD - HYSAN ESCROW AGREEMENT
----------

EXHIBIT AE - HYSAN TRANSACTION DOCUMENTS
----------

EXHIBIT AF - OPINION OF BORROWER'S COUNSEL
----------

EXHIBIT AG - OPINION OF SELLER'S COUNSEL - HYSAN TRANSACTION
----------

EXHIBIT AH - CONSENT OF NCB
----------

EXHIBIT AI - CERTIFICATE OF SECRETARY OF BORROWER
----------

ADDENDUM TO EXHIBIT B - HYSAN ACQUISITION PATENTS, TRADEMARKS AND
---------------------
     LICENSE ASSIGNMENTS

ADDENDUM TO EXHIBIT J - DELIVERIES PRIOR TO DISBURSEMENT - HYSAN
---------------------
     ACQUISITION

ADDENDUM TO EXHIBIT K - BORROWING BASE CERTIFICATE
---------------------

ADDENDUM TO EXHIBIT L - FINANCIAL COVENANTS
---------------------

ADDENDUM TO EXHIBIT M - CERTIFICATE OF CHIEF FINANCIAL OFFICER - HYSAN
---------------------
     ACQUISITION

ADDENDUM TO EXHIBIT S - CERTIFICATE OF CHIEF FINANCIAL OFFICER - HYSAN
---------------------
     ACQUISITION

ADDENDUM TO EXHIBIT T - DISBURSEMENT DIRECTION LETTER - HYSAN
---------------------
     ACQUISITION

ADDENDUM TO EXHIBIT U - INSURANCE
---------------------

ADDENDUM TO SCHEDULE 1 - LICENSES, PATENTS, TRADEMARKS. ETC. - HYSAN
----------------------
     ACQUISITION

ADDENDUM TO SCHEDULE 3- TITLE TO PROPERTY; NO LIENS - HYSAN
----------------------
     ACQUISITION

SCHEDULE 11.6 TO FIRST AMENDMENT--DISCLOSURE OF LIABILITIES
-------------